Neuropathix, Inc. Wholly Owned Subsidiary Kannalife Sciences, Inc.

Awarded $2.97 Million Phase 2 Study Grant from National Institute of Neurological Disorders and Stroke (NINDS)

Pharmaceutical Assets Include Company’s Non-Opioid Anti-inflammatory Compound KLS-13019 to Treat Chemotherapy Induced Peripheral Neuropathy (CIPN)

Company’s Strategy is to Utilize the Phase 2 Study Grant Funds to Complete Preclinical Studies in CIPN and Ready the Company to Begin FDA Phase 1 Human Clinical Trials

DOYLESTOWN, PA – September 28, 2021 – Neuropathix, Inc. (“Neuropathix” or the “Company”) (OTCQB: NPTX), a socially responsible pain management life sciences company, today announces that its wholly owned subsidiary, Kannalife Sciences, Inc. has received a notice of award from the National Institute of Neurological Disorders and Stroke (NINDS) of the National Institutes of Health (NIH) for a $2.97 million Phase 2 STTR Study Grant.

The three-year STTR Study Grant is funded through the NIH HEAL Initiative (Helping End Addiction Long-term) for Development of Therapies and Technologies Directed at Enhanced Pain Management and will provide funding specifically in the Development of KLS-13019 for Neuropathic Pain. The Notice of Award R42NS120548 sets forth the funding allocation of $977,054 in year 1, $991,944 in year 2 and $1,001,774 in year 3.

Of significant collateral importance is the current epidemic of opioid addiction and abuse by patients in the United States and around the globe. In 2015, abuse liability statistics for opioid misusers who obtained opioids from the prescribed patient was as high as 54%. Adding to the equation is the off-label use of opioids and gabapentinoids for chronic and neuropathic pain as a result of the unmet medical need and no FDA approved non-opioid drug to treat chronic and neuropathic pain, specifically Chemotherapy-induced peripheral neuropathy (CIPN).

“With this generous support from the NIH, the hope of an effective treatment to patients suffering from neuropathic pain is provided by the discovery of a substantial and promising drug candidate. While our early studies in animals have shown evidence for an unprecedented reversal of pain associated with chemotherapy, our future studies will be used to ensure safe dosing and further details on the novel anti-neuroinflammatory mechanisms that help to understand how our new drug candidate works,” said Douglas Brenneman, PhD, Chief Pharmacologist of Neuropathix.

“I am thrilled to be able to continue this exciting collaboration with the scientists at Neuropathix. It is truly a researcher’s dream to be able to witness early ideas and years of discovery at the bench bring us this close to making an impact on human health and disease. My laboratory is ready and eager to embark on this new stage of investigation with KLS-13019 into its therapeutic potential as an anti-neuropathic agent,” said Sara Jane Ward, PhD, Assistant Professor of Pharmacology at the Katz School of Medicine.

“Chemotherapy-induced peripheral neuropathy (CIPN) is a real problem worldwide and a window into what real unmet needs are in treating chronic and neuropathic pain, as well as reducing the use of opioids in CIPN and many other inflammatory pain related diseases and disorders. We are extremely grateful to the entire NIH-NINDS, the HEAL Initiative committee, the dedicated scientists at the NINDS’ Preclinical Screening Program for Pain (PSPP) within HEAL; and the HEAL Initiative scientific study group for recognizing the importance of furthering our discovery and selecting our application for funding under the HEAL Initiative. These critical resources will allow us to do the necessary research for a potential future IND filing with the U.S. FDA. God has blessed us with a wonderful team of scientists in Doylestown, namely Drs. Doug Brenneman, Bill Kinney and Mark McDonnell, all of whom are selfless, dedicated and extraordinarily talented scientists that share a common goal of helping people in need with novel medicines. We are also very grateful to the Lewis Katz School of Medicine, Dr. Sara Jane Ward and her research team at Temple University for their invaluable contribution to life sciences, the cannabinoid-based therapeutics space, and belief in the potential of KLS-13019. We are on this road to the clinic together,” said Dean Petkanas, CEO of Neuropathix.

Neuropathix is located in the Pennsylvania Biotechnology Center (PABC), which is managed by the Baruch S. Blumberg Institute and located in Doylestown, Pa. Blumberg Institute staff assisted with the application for this NIH grant.

Dr. Sara J. Ward is Assistant Professor, Center for Substance Abuse Research and Assistant Professor, Neural Sciences at Temple University’s Lewis Katz School of Medicine. Kannalife (a Neuropathix subsidiary) provides testing compounds and funds research activities at Temple University’s Center for Substance Abuse Research under the direction of Dr. Ward. Dr. Ward also serves as a member of Kannalife’s Advisory Board. These activities have been reviewed according to Temple University’s Conflict of Interest (COI) policies, and questions regarding Temple University may be directed to coisom@temple.edu

Research reported in this publication was supported by the National Institute Of Neurological Disorders And Stroke (NINDS) of the National Institutes of Health (NIH) under Award Number R42NS120548.

The content is solely the responsibility of the authors and does not necessarily represent the official views of the National Institutes of Health.

About KLS-13019

KLS-13019 is Neuropathix patented lead clinical target for the potential treatment of a range of neurodegenerative and neuropathic pain disorders, beginning with chemotherapy-induced peripheral neuropathy (CIPN). KLS-13019 is a monotherapeutic non-opioid cannabinoid derivative that has been shown to prevent and reverse neuropathic pain in pre-clinical animal studies. KLS-13019 has not been reviewed or approved for patient use by the U.S. Food and Drug Administration (FDA) or any other healthcare authority in the world. Its safety and efficacy have not been confirmed by FDA-approved research.

About CIPN and the Global Neuropathic Pain Market

Chemotherapy-induced peripheral neuropathy (CIPN) is the most common side effect of chemotherapy drugs and is defined as a progressive, enduring and often irreversible condition featuring neuropathic pain, numbness, tingling, and sensitivity to cold in the hands and feet, sometimes progressing to the arms and legs. The global neuropathic pain market is forecast to reach $9.8 billion USD by 2027 at a CAGR of 5.6% between 2020 and 2027. Increasing prevalence of cancer is expected to propel growth of the global neuropathic pain market over the forecast period.

About the Global Opioids Drug Market

The global opioids drug market is expected to reach $33.78 billion USD by 2028, at a CAGR of 2.56% from the forecast period 2019-2028. Opioids are mainly used in cancer pain management and end-stage diseases in which painkilling care is required. The rising prevalence of cancer, high demand for pain therapeutics in the treatment of chronic pain, regulatory approvals and launches of innovative drug formulations, and increasing approval rate of abuse-deterrent formulations of opioid drugs are major driving factors of the global opioids drug market. The arrival of the coronavirus disease (COVID-19) pandemic has provided an unanticipated haven for the already formidable opioid epidemic.

About the Pennsylvania Biotechnology Center (PABC):

The PABC is a nonprofit life sciences incubator-accelerator, offering state-of-the-art laboratory and office space to early stage biotech companies, as well as the Hepatitis B Foundation and Blumberg Institute. Managed by the Institute and led by a board appointed by the Foundation, PABC has nearly 80 member companies, mostly small to mid-size science, research and pharmaceutical companies. Close to 50 of those companies have on-site operations. The center uses a highly successful services-based approach to nurture and guide its member companies to success, advancing biotechnology, maximizing synergies among nonprofit scientists and their commercial colleagues, and launching new ideas and discoveries that will make a difference. PABC is just outside of Doylestown, the Bucks County seat, in the heart of the Philadelphia-New Jersey pharma belt. The PABC website provides details about PABC membership options and upcoming events. To make a donation to the PABC, click here.

About Neuropathix, Inc.

Neuropathix is a biopharmaceutical company focused on the research and development of a pipeline of next generation, socially responsible pain management and neuroprotective therapeutics to treat patients with significant unmet medical needs. Over the past ten years, Neuropathix has discovered, developed, and patented a global intellectual property estate, led by its lead clinical target, KLS-13019, as novel, new therapeutic agents designed to prevent and reverse neuropathic pain, reduce oxidative stress, and act as anti-inflammatory neuroprotectants. The Company’s family of patented monotherapeutic molecules focuses on treating oxidative stress-related diseases, chronic pain management, and neurodegenerative disorders. The therapeutic targets include chemotherapy-induced peripheral neuropathy (CIPN), a chronic neuropathy caused by toxic chemotherapeutic agents; hepatic encephalopathy (HE), a neurotoxic brain-liver disorder caused by excessive concentrations of ammonia and ethanol in the brain; mild traumatic brain injury (mTBI), a disorder associated with single and repetitive impact injuries; and chronic traumatic encephalopathy (CTE), a disease associated with highly repetitive impact injuries in professional and amateur sports. Neuropathix conducts its research and development efforts at the Pennsylvania Biotechnology Center of Bucks County in Doylestown, PA. For more information about Neuropathix, visit www.neuropathix.com and the Company’s Twitter page at @neuropathix.

Forward-Looking Statements

This press release may contain certain forward-looking statements and information, as defined within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and is subject to the Safe Harbor created by those sections. This press release contains statements about expected future events, the Company’s business plan, plan of operations, the viability of the Company’s drug candidates, the targeted beneficial effects of KLS-13019, the Company’s position, and/or financial results that are forward-looking in nature and subject to risks and uncertainties. Such forward-looking statements, by definition, involve risks and uncertainties. The Company does not sell or distribute any products that are in violation of the United States Controlled Substances Act.

CONTACTS:

Media Relations:

Thoma Kikis

Chief Communications Officer

P: 917-652-2479

E: thoma@neuropathix.com

www.neuropathix.com

Investor Relations:

Louie Toma

Managing Director

CORE IR

P: 516-222-2560

E: louie@coreir.com

www.coreir.com